Exhibit 99.9

PENTLAND SECURITIES (1981) INC.

SECOND AMENDMENT TO THE AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT made as of the 17 day of November, 2009.

BY AND AMONG:	LINCOLNSHIRE HOLDINGS LIMITED, a corporation duly incorporated under the laws of Canada, herein represented by Eric H. Molson
(herein referred to as “Lincolnshire”);
AND:	NOOYA INVESTMENTS LIMITED, a corporation duly incorporated under the laws of Canada, herein represented by Stephen T. Molson

(herein referred to as “Nooya”);

AND:	PENTLAND SECURITIES (1981) INC., a corporation duly incorporated under the laws of Canada, herein represented by Eric H. Molson and Stephen T. Molson

(herein referred to as the “Corporation”);

AND:	4280661 CANADA INC., a corporation duly incorporated under the laws of Canada, herein represented by Andrew T. Molson

(herein referred to as “Subco”);

AND HERETO INTERVENED:	ERIC H. MOLSON, an executive residing at 38 Rosemont Avenue, Westmount, Quebec, H3Y 3G7

(herein referred to as “Eric H. Molson”);

AND:	STEPHEN T. MOLSON, an executive residing at 411 Clarke Avenue, Westmount, Quebec, H3Y 3C3

(herein referred to as “Stephen T. Molson”).

WHEREAS the parties hereto are all the parties to that certain Amended and Restated Shareholders’ Agreement dated as of February 9, 2005, with respect to the Corporation, as amended as of September 1, 2009 (the “Shareholders’ Agreement”); and

WHEREAS the Corporation, as of the date hereof, owns an indirect interest in 4521935 Canada Inc. and 4522079 Canada Inc., both limited partners of Racine Limited Partnership / Société en commandite Racine (“Racine”);

WHEREAS Racine has entered into definitive purchase agreements with each of Gillett Family Trust and Molson Hockey Holdings Inc. to acquire, inter alia, the Montreal Canadiens franchise (the “Club”);

WHEREAS in connection with such acquisition, the National Hockey League has requested, among other things, that all entities who own a direct or indirect interest in the Club, including without limitation the Corporation, amend the terms of their respective shareholders’ agreements in the manner provided below;

WHEREAS it is in the best interests of the Corporation to amend the Shareholders’ Agreement as provided herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH:

1.	The preamble shall form part hereof as if herein recited at length.
2.	All terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Shareholders Agreement.
3.	Section 5.1.1 of the Shareholders’ Agreement is hereby deleted in its entirety and replaced with the following:

“5.1.1 (a) Except as otherwise set forth in this Agreement, none of the Shareholders may sell, grant an option to sell, encumber, hypothecate, pledge or create a security interest in or otherwise deal with any of its Shares; provided however that Shares may be hypothecated or pledged by a Shareholder from time to time to a financial institution approved by the Board, acting reasonably, as security for indebtedness of such Shareholder owed to such financial institution, provided that such financial institution agrees in writing to be bound by the terms of this Agreement pursuant to an agreement in form and substance approved by the Board, acting reasonably.

(b) Notwithstanding any agreement to the contrary, this Agreement and any and all other arrangements between or among the parties hereto or any entity that has any interest, direct or indirect, in any party hereto which relates to the ownership or operation of the Montreal Canadiens franchise (the “Franchise”) as a member club of the National Hockey League or any assets related thereto, are subject to the NHL Constitution and Agreements, and any amendments thereto, as more fully described in that certain consent letter between the NHL and certain of the parties to this Agreement, as it may be amended from time to time. This Section 5.1.1(b) and any other provision hereof affecting the rights of the National Hockey League may not be amended, waived or otherwise adversely affected without the prior written consent of the National Hockey League, in its sole and absolute discretion, and the National Hockey League is a third-party beneficiary of the covenant and agreement reflected in this Section. The parties hereto will provide copies of any proposed amendments hereto to the National Hockey League, 1185 Avenue of the Americas, New York, New York 10036, Attn: General Counsel.”

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4.	Section 5.1.3 of the Shareholders’ Agreement is hereby amended by adding the words “but subject to Section 5.1.1(b) hereof” after the following portion of the first sentence “Notwithstanding anything else herein contained”.
5.	Section 5.5 of the Shareholders’ Agreement is hereby amended by adding the words “but subject to Section 5.1.1(b) hereof” after the following portion of the first sentence “Notwithstanding anything contained in Section 5.1 hereof”.
6.	In all other respects the provisions of the Shareholders Agreement remain unamended and in full force and effect.
7.	This Second Amendment shall be construed and governed by the laws of the Province of Quebec and the laws of Canada applicable therein.
8.	This Second Amendment may be executed by the parties and intervenants hereto in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Second Amendment may be executed by any party or intervenant by facsimile signature.
9.	The parties acknowledge that they have requested that this Agreement be drawn up in English. Les parties reconnaissent qu’elles ont exigé que cette convention soit rédigée en anglais.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day first above written.

LINCOLNSHIRE HOLDINGS LIMITED

Per:
Eric H. Molson

NOOYA INVESTMENTS LIMITED

Per:
Stephen T. Molson

PENTLAND SECURITIES (1981) INC.

Per:
Eric H. Molson

Per:
Stephen T. Molson

4280661 CANADA INC.

Per:
Andrew T. Molson

INTERVENTIONS

Each of the undersigned hereby acknowledges having taken cognizance of this agreement and hereby consents and agrees to the terms thereof to the extent applicable to the undersigned and accepts all stipulations in favour of the undersigned.

Eric H. Molson	Stephen T. Molson

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